Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM

We hereby consent to the use in this Registration Statement on Form 10SB of our report dated January 25, 2008 on the financial statements of Independent Film Development Corporation as of September 30, 2007 and for the period September 14, 2007 (inception) through  September 30, 2007.

We also consent to the reference to us as experts in matters of accounting and auditing in this registration statement.

/s/ Gruber & Co., LLC

By Randall Gruber

February 7, 2008